                                                                   Exhibit 99.01


For Immediate Release            CONTACT:   Jay Sears
---------------------                       SVP, Business & Strategy Development
                                            203.852.5666
                                            sears@edgar-online.com
                                            ----------------------


           EDGAR(R) Online(R) Adds McIntyre to Board of Directors and
                  Audit Committee; Announces Executive Changes


South Norwalk, CT--January 27, 2003--EDGAR(R) Online(R), Inc. (Nasdaq: EDGR) today announced Douglas McIntyre, Chairman, CEO and President of On2 Technologies (Amex: ONT), has joined the company's Board of Directors and will serve as Chairman of the Audit Committee. Susan Strausberg, the company's CEO, will assume the responsibilities of President and Greg Adams, the company's Chief Financial Officer, will assume the responsibilities of Chief Operating Officer. Tom Vos, formerly the Company's President and Chief Operating Officer, will remain with the Company as a member of the Board of Directors and will continue to provide services to the company.

     Mr. McIntyre brings to the company more than twenty years of experience in operations, investment banking, media, sales and marketing. In addition to his financial and operating responsibilities at On2 Technologies, he serves on the Board, Audit and Compensation Committees of TheStreet.com (Nasdaq: TSCM) and served on the Board of the Vicinity Corporation until its sale to Microsoft last month. Mr. McIntyre has also served as CEO and President of Future Source/Bridge LLC and President of Switchboard, Inc. He was also President and Editor-in-Chief of Financial World magazine.

     Mr. Vos has served the company's Board since 1996 and joined the company as COO in 1998. He added the responsibilities of President in 1999. Ms. Strausberg is a founder of the company, and has served as CEO since its inception in 1995. Mr. Adams has served as the company's CFO since 1999.

     "Doug brings a wealth of operating and financial experience to EDGAR Online and we look forward to his contribution towards the growth of the company," said Susan Strausberg, CEO of EDGAR Online, Inc. "We are pleased Tom is staying on our Board and will continue as an advisor to the company. Tom's contributions to the company since nearly its inception have been innumerable and invaluable."

                            Earnings Conference Call


EDGAR Online will hold its quarterly conference call to review results for the fourth quarter of 2002 on Tuesday, February 4th at 5:00 p.m. Eastern Time. Susan Strausberg, CEO and President, and Greg Adams, CFO and COO of EDGAR Online, Inc. will host the call. To participate, please call: 1-888-577-8990 (Domestic), 1-212-287-1616 (International), PassCode: EDGAR. The call will also be broadcast simultaneously and archived on the Internet at: http://www.edgar-online.com/investor/. There will be a replay of the conference call available from 7:00 p.m. (EST) on February 4, 2003 until midnight (EST) February 11, 2003. To access the replay, please dial 1-800-627-0490 (Domestic), 1-402-220-0225 (International), any time during that period.

About EDGAR(R) Online(R), Inc.

EDGAR Online, Inc. (www.edgar-online.com) is a leader in the business information industry, specializing in the extraction, packaging and distribution of public company information contained in SEC filings. Based in Norwalk, Connecticut, with offices in Maryland and New York City, the company sells subscription products, data and services to financial institutions, corporations and law firms.

   "Forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future events or results. EDGAR Online, Inc. disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. Please refer to the documents filed by EDGAR Online, Inc. with the Securities and Exchange Commission, which identify important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with changes in general economic and business conditions (including in the online business and financial information industry), actions of our competitors, the extent to which we are able to develop new services and markets for our services, risks in connection with our recent acquisition and other acquisitions which we may consummate in the future, the time and expense involved in such development activities, the level of demand and market acceptance of our services and changes in our business strategies.

   EDGAR(R) is a federally registered trademark of the U.S. Securities and Exchange Commission (SEC). EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission. EDGAR Online is a product of EDGAR Online, Inc.